UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2018

Troika Media Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 S. La Brea
                                Los Angeles, CA  90036
(Address of Principal Executive Offices)  (Zip Code)

                                      (323) 965-1650
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 24, 2018, Troika Media Group, Inc. (the "Company") amended its Articles of Incorporation to increase its authorized shares of capital stock from 405,000,000 to 615,000,000 shares, designated as follows:  (i) 600,000,000 shares of Common Stock, par value $.001 per share; and (ii) 15,000,000 shares of Preferred Stock, $0.20 par value per share.  This amendment was approved by 50.2% of the voting securities of the Company.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

On April 23, 2018, the Company amended its Certificate of Designation for Series D Preferred Stock to increase the authorized shares of Series D Preferred Stock from 80,000 to 1,500,000 shares.  A copy of the Amendment to the Certificate of Designation is attached hereto as Exhibit 3.2.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibit No.	Description

1.	3.1	Certificate of Amendment to Articles of Incorporation.

2.	3.2	Amendment to Certificate of Designation of Series D Preferred Stock.

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018	Troika Media Group, Inc.

By: /s/ Chrisopher Broderick
Name: Christopher Broderick
Title: Chief Operating Officer